EXHIBIT 107

Calculation of Fee Filing Tables

Form S-1

(Form Type)

SOBR Safe, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	(1)	Equity	Common stock, par value $0.00001 per share	457(c)	370,000	$1.71	$632,700.00	0.00013810	$87.38
	(2)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of pre-funded warrants	457(g)	1,290,324	$1.71	$1,573,754.04	0.00013810	$217.34

	(2)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Series C warrants	457(g)	1,290,324	$1.71	$2,206,454.04	0.00013810	$304.71
	(2)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Series D warrants	457(g)	1,290,324	$1.71	$2,206,454.04	0.00013810	$304.71
	(3)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Placement Agent warrants	457(g)	96,774	$1.9375	$187,499.63	0.00013810	$25.89

		Total Offering Amounts					$6,806,861.75		$940.03

		Total Fees Previously Paid					—		$0.00

		Total Fee Offsets					—		$0.00

		Net Fee Due							$940.03

(1)

The shares of common stock, par value $0.00001 per share (the “Common Stock”), of SOBR Safe, Inc. (the “Company”) being registered hereunder are being registered for sale by the selling stockholders named in the prospectus to which this Registration Statement on Form S-1 relates. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act based on the average of the high and low reported trading prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on January 12, 2026.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on January 12, 2026.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Placement Agent Warrants.

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Table 2: Fee Offset Claims and Sources									√	Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses						√	Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

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